EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Amendment No. 3 to the Registration Statement on Form SB-2 for FacePrint Global Solutions, Inc., of our report dated June 18, 2006, relating to the March 31, 2006 financial statements of FacePrint Global Solutions, Inc., which appear in such Prospectus. We also consent to the reference to us under the heading "Experts".

/s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
September 6, 2006